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                            EAST WEST BANCORP, INC.
                             415 Huntington Drive
                         San Marino, California 91108


                                                                     Exhibit 5.1

                               November 11, 1998


Board of Directors
East West Bancorp, Inc.
415 Huntington Drive
San Marino,  California  91108

Ladies and Gentlemen,

     I have acted as general counsel to East West Bancorp, a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the reorganization of East-West Bank (the "Bank") into the bank holding company structure pursuant to the Plan of Reorganization and Merger Agreement dated September 8, 1998 by and between the Bank, East West Merger Co., Inc., and the Company, whereby the Company proposes to exchange up to 23,775,000 shares of common stock of the Company, $0.001 par value per share (the "Shares"), for all of the issued and outstanding common stock of the Bank, by means of that certain Registration Statement on Form S-4 (Registration No. 333-63605), as amended and supplemented (the "Registration Statement") under the Securities Act of 1933, as amended, and the Written Consent Statement/Prospectus constituting a part thereof (the "Prospectus").

    I have examined such documents, records, and matters of law as I have deemed necessary for purposes of this opinion. I have also obtained from officers of the Company such advice as I considered necessary for the purposes of this opinion, and insofar as this opinion is based on matters of fact upon which conclusions of law are expressed, I have relied upon such advice.

    Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and when issued and delivered in accordance with the terms of the Plan of Reorganization and Merger Agreement will be validly issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself under the heading "Legal Matters" and in the Prospectus.

                                    Very truly yours,


                                    /s/ Douglas P. Krause

                                    Douglas P. Krause
                                    Senior Vice President, General Counsel
                                      and Corporate Secretary